Exhibit 4.22
EXECUTION VERSION

_____________________________________________________________________________

PHELPS DODGE CORPORATION
as Company

and

Freeport-McMoran Copper & Gold Inc.
as Parent Guarantor

and

U.S. BANK NATIONAL ASSOCIATION
as Trustee

__________________

Supplemental Indenture

Dated as of April 4, 2007

___________________

Supplementing and Amending the Indenture
dated as of September 22, 1997

___________________

7 1/8% DEBENTURES DUE 2027
8 3/4% NOTES DUE 2011
9 1/2% NOTES DUE 2031
6 1/8% NOTES DUE 2034

_____________________________________________________________________________

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Table of Contents

Article 1 CONSTRUCTION...........................................................................................................................................1

Section 1.1	Construction............................................................................................................................1
Article 2 MODIFICATION OF THE INDENTURE....................................................................................................1

Section 2.1	Amendment of Section 1.1 of the Indenture..............................................................................1

Section 2.2	Addition of New Article 12 to the Indenture..............................................................................2
Article 3 MISCELLANEOUS.........................................................................................................................................3

Section 3.1	Execution of Supplemental Indenture; Ratification of Indenture..............................................3

Section 3.2	Effectiveness...........................................................................................................................3

Section 3.3	Counterparts............................................................................................................................3

Section 3.4	Governing Law........................................................................................................................3

Section 3.5	Trustee.....................................................................................................................................3

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THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 4, 2007, by and among PHELPS DODGE CORPORATION, a New York corporation (the “Company”), Freeport-McMoran Copper & Gold Inc., a Delaware Corporation (the “Parent Guarantor” as defined in Article 2 of this Supplemental Indenture) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) under the Indenture referred to below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Indenture (as defined herein).

RECITALS

WHEREAS, the Company and the Trustee are parties to an indenture, dated as of September 22, 1997 (the “Indenture”), providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness; and
WHEREAS, the Company has issued under the Indenture its 7 1/8% Debentures due November 1, 2027, its 8 3/4% Notes due June 1, 2011, its 9 1/2% Notes due June 1, 2031 and its 6 1/8% Notes due March 15, 2034 (collectively, the “Securities”); and
WHEREAS, Section 8.1(6) of the Indenture provides that the Company, when authorized by Board Resolution, may enter into a supplemental indenture to the Indenture with the Trustee to secure the Securities; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually covenanted and agreed, for the benefit of all Holders of the Securities as follows:

ARTICLE 1
CONSTRUCTION

Section 1.1 Construction. All references herein to Articles and Sections are references to Articles and Sections of this supplemental Indenture and all references to Articles and Sections of the Indenture specify such Indenture.

ARTICLE 2
MODIFICATION OF THE INDENTURE

Section 2.1 Amendment of Section 1.1 of the Indenture. Section 1.1 of the Indenture is hereby amended by adding the following new definitions, which shall be inserted in the definitions in appropriate alphabetical order:
“Parent Guarantor” means Freeport-McMoran Copper and Gold Inc., which became the parent of the Company pursuant to the Agreement and Plan of Merger, dated as of

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November 18, 2006, effective March 19, 2007, among Freeport-McMoran Copper and Gold Inc., the Company and Panther Acquisition Corporation, a New York Corporation.
Section 2.1 Addition of New Article 12 to the Indenture. Article 12 is hereby added to the Indenture to read in its entirety as follows:
ARTICLE 12
Parent Guarantor

Section 12.1.    Parent Guarantor.
(a)    The Parent Guarantor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of, interest on or additional interest, if any, in respect of the Securities and all other monetary obligations of the Company under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).
(b)    The Parent Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.
(c)    The Parent Guarantor further agrees that its guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
(d)    The Parent Guarantor agrees that its guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.
(e)    In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest or additional interest, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Parent Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.
Section 12.2    Successors and Assigns. This Article 12 shall be binding upon the Parent Guarantor and its successors and assigns and shall inure to the benefit of the successors

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and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
ARTICLE 3
MISCELLANEOUS

Section 3.1    Execution of Supplemental Indenture; Ratification of Indenture. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and forms a part thereof.

Except as otherwise expressly provided for in this Supplemental Indenture, all of the terms and conditions of the Indenture are hereby ratified and shall remain unchanged and continue in full force and effect.
Section 3.2    Effectiveness. This Supplemental Indenture shall be deemed to take effect immediately.

Section 3.3    Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one of the same instrument.

Section 3.4    Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York, but without regard to principles of conflicts of laws.

Section 3.5    Trustee. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Parent Guarantor and not the Trustee.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:

PHELPS DODGE CORPORATION

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

PARENT GUARANTOR:

FREEPORT-MCMORAN COPPER &GOLD INC.

By:    ____________________________________
Name:    Kathleen L. Quirk
Title:    Senior Vice President,
Chief Financial Officer & Treasurer

TRUSTEE:

U.S. BANK NATIONAL ASSOCIATION

By:    ____________________________________
Name:    ____________________________________
Title:    ____________________________________

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